EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 22, 2002 included in American Consolidated Management Group, Inc.(formerly American Consolidated Mining Co.) Form 10-KSB for the year ended December 31, 2001 and to all references to our Firm included in this registration statement on Form S-8.


/s/ Tanner + Co.

Salt Lake City, Utah
July 30, 2002